UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2010

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 8, 2010, Media Sciences Inc., a subsidiary of Media Sciences International, Inc. (“MSI”),  entered into an Asset Purchase Agreement with Katun Corporation and one of its subsidiaries (collectively, “Katun”).  Under the terms of the agreement, Katun purchased assets used in MSI’s toner business, including, inventory, fixed assets, and intangibles (including MSI’s business name and trademarks) for approximately $11 million, which amount is subject to adjustment based on the value of MSI’s inventory as finally determined within 30 days from closing.  Of the purchase price, $1.1 million was placed in escrow to cover indemnification claims.  Katun also assumed the liability for all of MSI’s unfulfilled purchase orders, for a defined amount for returns and allowances, and for any post-closing liabilities under all assigned customer and vendor contracts arising out of MSI’s toner business, but not for any of MSI’s other liabilities. Contemporaneously, Katun and MSI also entered into a Master Distribution Agreement by which the parties agreed that Katun will be the exclusive distributor of MSI’s solid ink products for Xerox-branded color printers for a period of three years. The parties also entered into a license agreement allowing MSI and its affiliates to continue using its business name and websites for up to two years.  Michael Levin also entered into a non-compete arrangement with Katun.

Item 1.02  Termination of a Material Definitive Agreement.

In February 2008, Media Sciences International, Inc. (the “Company”) entered into an agreement with Sovereign Bank for a revolving line of credit, which as subsequently amended, was to terminate on October 1, 2011.  On November 8, 2010, the Company utilized a portion of the proceeds from the asset sale transaction described in Item 1.01 of this report to completely repay and terminate the credit facility.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Asset Purchase Agreement is incorporated into this Item 2.01 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2010, the Company appointed Marc D. Durand, age 45, to the position of Chief Executive Officer and President.

Mr. Durand is an experienced executive with over 18 years of expertise in Operations and Sales roles, international outsourcing, quality management, manufacturing/process engineering, and program and project management.  Mr. Durand joined the Company in April 2008, serving as Managing Director of the Company’s Asian operations until July 2009 and then as Vice President of Operations of our subsidiary Media Sciences, Inc.  From July 2005 to April 2008, he served as Director of Manufacturing Engineering for WatchGuard Technologies, a provider of business security solutions.  From 2002 to 2004, he served as Senior Program Manager for Three Five Systems, Inc., an electronic manufacturing services company.  Previously, he served as Major Accounts Manager for ETMA from 1996 until its acquisition by Three Five Systems, Inc. in 2002.  From 1995 to 1996, he served as Nike Project Manager for Seattle Packaging, Inc.  From 1992 to 1995, he served as Project Manager for Weyerhaeuser Co.  He is a 1991 graduate of Western Washington University with a B.A. degree in Business Administration (Manufacturing and Supply-Chain Management).  He has served as an Advisory Board Member to the WWU Manufacturing and Supply Chain Management for over the past 10 years.  Mr. Durand is not associated with another officer or a director of the Company by family relationship.

On November 8, 2010, the Company agreed to a one year employment arrangement with Mr. Durand, the definitive terms of which are subject to a written employment agreement.  Under the arrangement, he receives a base salary at the rate of $165,000 per year.  He will be eligible for a performance bonus under a criteria, correlated to free cash flow, to be determined by the Board’s Compensation Committee with a targeted mid-range bonus of $70,000.  He will be eligible for other bonuses, including equity compensation grants, as the Board of Directors may determine.  Also, he will be entitled to receive the following benefits:  a term life insurance policy for $1,000,000, subject to reasonable insurability, during the term of employment, for which he has the right to maintain at his own expense thereafter, health care benefits under our medical and dental insurance, and four weeks’ vacation.  In the event of a “change in control” within the meaning of Treasury Regulations Section 1.409A-3(i) (5), he will be entitled to a lump sum payment of $165,000 payable, subject to applicable law, within two weeks of the change of control and the immediate vesting of any unvested equity compensation.  If such change in control also results in the termination of his employment, he will receive continued life insurance for one year, for which he has the right to maintain at his own expense thereafter, and continued health insurance for one year.  In the event of termination without cause, he will be entitled to a lump sum payment of $165,000 payable, subject to applicable law, within two weeks of termination, the immediate vesting of any unvested equity compensation, continued life insurance for one year, for which he has the right to maintain at his own expense thereafter, and continued health insurance for one year.

On April 21, 2008, he received stock options to purchase 46,768 shares of common stock, exercisable until April 21, 2015 at $3.62 per share.  The options were initially subject to vesting in equal increments on April 20, 2010 and 2011.  On November 20, 2009, he received a restricted stock grant of 25,000 shares of common stock.  The grant was initially subject to vesting upon achievement of annual objectives determined by the Board’s Compensation Committee, over three years in equal installments.  The foregoing grants of options and restricted shares vested as of November 10, 2010.  On April 23, 2010, he received a restricted stock grant of 15,000 shares of common stock, which vested on October 23, 2010.

On November 8, 2010, Michael Levin resigned as an employee of Media Sciences International, Inc. and each of its subsidiaries, including from the positions of Chief Executive Officer and President.  Mr. Levin also submitted an offer of resignation from the Board of Directors, which the Board declined to accept and Mr. Levin continues to serve as a director.

As part of the negotiation of the Asset Purchase Agreement with Katun, Katun demanded that Mr. Levin sign a non-competition, non-solicitation and confidentiality agreement with terms that will restrict certain business activities of Mr. Levin.  The Company requested that Mr. Levin sign such agreement, and to induce such signing, and in consideration thereof, the Company paid Mr. Levin $280,000.  As a consequence of the Asset Purchase Agreement, Mr. Levin is entitled to a payment under a change in control provision in his employment agreement.  The payment amount of $500,000 will be payable in six months, on May 9, 2011.

On November 8, 2010, the Company entered into a consulting agreement with Mr. Levin.  The service term is through March 31, 2011.  Subject to any restrictions placed upon Mr. Levin by future employment, Mr. Levin agreed to hold himself available to provide additional consulting services after March 31, 2011.  The compensation is in the amount of $150,000, and at the rate of $1,000 per day for additional consulting services.  The consulting agreement permits Mr. Levin to enter full time employment with a third party after January 31, 2011.

On November 8, 2010, Robert Ward, the Company’s Chief Operating Officer, and Vincent G. Kelly, Vice President of Sales for the Americas, resigned.

Item 9.01  Financial Statements and Exhibits

(b)    Pro forma financial information

The pro forma financial information required by this item is attached as Exhibit 99.1 to this report.

(d)    Exhibits

The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit
2.1*	Asset Purchase Agreement
10.1	Agreement of Termination of Employment
10.2	Consulting Agreement
99.1	Unaudited pro forma financial information

* Includes forms of Exhibits A to H to the Asset Purchase Agreement.  Exhibits and schedules to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: November 12, 2010	By: /s/ Denise Hawkins
Denise Hawkins
Vice President